UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Symetra Financial Corporation
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For Immediate Release

Sumitomo Life Insurance Company to Acquire Symetra Financial Corp.

●	Symetra to Operate as a Wholly Owned Subsidiary of Sumitomo Life and Maintain Current Businesses, Employees, Management Team, Strategy, Operations, Community Support and Headquarters

●	All-cash Transaction Offers a Meaningful Premium and Compelling Value to Symetra Shareholders

BELLEVUE, Wash.—(Aug. 11, 2015)—Symetra Financial Corporation (NYSE: SYA) (“Symetra”) today announced that it has entered into a definitive merger agreement with Sumitomo Life Insurance Company (“Sumitomo Life”) pursuant to which Sumitomo Life will acquire all of the outstanding shares of Symetra. Symetra shareholders will receive $32.00 per share in cash at closing, plus a previously announced special dividend of $0.50 per share in cash, which is payable on August 28, 2015 to Symetra shareholders of record as of August 10, 2015. The amount of the special dividend was established in connection with the determination of the total combined transaction consideration. The total combined transaction consideration of $32.50 per share is approximately $3.8 billion in aggregate and represents a 32% premium over Symetra’s average stock price of $24.64 for the 30 days ending August 5, 2015.

Sumitomo Life, founded in 1907 and headquartered in Tokyo and Osaka, Japan, is a leading life insurer in Japan with multi-channel, multi-product life insurance businesses. Sumitomo Life provides traditional mortality life insurance, nursing care, medical care and retirement plans through sales representatives, insurance outlets, the Internet and bancassurance. As of March 31, 2015, Sumitomo Life had $229 billion in assets, approximately 6.8 million customers and 42,000 employees.

Symetra, founded in 1957 and based in Bellevue, Washington, provides employee benefits, annuities and life insurance through a national network of benefits consultants, financial institutions and independent agents and advisors. As of June 30, 2015, Symetra had $34 billion in assets, approximately 1.7 million customers, and 1,400 employees nationwide.

Symetra will become Sumitomo Life’s platform in the U.S., where Sumitomo Life does not currently have a material operational presence. Symetra’s President and Chief Executive Officer, Thomas M. Marra, and the current management team will continue to lead the business from Symetra’s headquarters in Bellevue. Symetra will maintain its current brand, employees, distribution channels and product mix. Symetra’s expertise in and commitment to the retirement, employee benefits and life insurance markets, coupled with Sumitomo Life’s resources, will create a stronger and more diversified combined company with total assets of $250 billion.

Masahiro Hashimoto, president and CEO of Sumitomo Life Insurance Company, said, “We are enthusiastic about the opportunity to acquire Symetra’s dynamic business and believe that a transaction will be mutually beneficial and will create significant value for both Symetra and Sumitomo Life. Both companies share a management philosophy that strives to provide customers with valuable insurance solutions and offer the highest quality of service. We are confident that this transaction will further enhance our financial and earnings foundation by expanding the size of overseas revenues, diversifying the revenue base and thereby enabling us to build a well-balanced overseas business portfolio across Asia and the United States.”

Thomas Marra, president and CEO of Symetra, said, “We are very pleased to be joining forces with Sumitomo Life, a respected industry leader that has a proven track record of success and shares our deep commitment to business practices that deliver strong value to customers. This transaction will bring compelling strategic and financial benefits for Symetra, including providing a substantial cash premium to our shareholders. Our vision and long-term plans for building Symetra into a national player are unchanged. We will be positioned better than ever to successfully execute on these plans.”

Symetra’s largest shareholders, White Mountains and Berkshire Hathaway, representing approximately 18% and 17% ownership of common shares, respectively, have agreed to vote in favor of the transaction.

Warren E. Buffett, Berkshire Hathaway chairman and CEO said, “Tom and his management team have done a good job running the company and have executed a great deal for shareholders. I wish them the best for future success under their new owners.”

The transaction, which was unanimously approved by Symetra’s board of directors, is expected to close late in the first quarter or early in the second quarter of 2016 and is subject to the approval of Symetra’s shareholders and regulators, and to other customary closing conditions.

Morgan Stanley & Co. LLC is acting as financial advisor and Cravath, Swaine & Moore LLP is acting as legal advisor to Symetra.

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions and independent agents and advisors. For more information, visit www.symetra.com.

Symetra Contacts:

Investor Relations:
Karin G. Van Vleet
(425) 256-5351
Karin.vanvleet@symetra.com

Media Relations:
Mike DiGioia
(425) 256-6185
Mike.digioia@symetra.com

Diana McSweeney
(425) 256-6167
Diana.McSweeney@symetra.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo Life Insurance Company. In connection with the proposed acquisition, Symetra intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Symetra’s proxy statement in preliminary and definitive form. Shareholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at www.Symetra.com or by directing a request to Symetra at karin.vanvleet@symetra.com.

Participants in the Solicitation

Sumitomo Life Insurance Company, Symetra and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Symetra in favor of the proposed transaction.  Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s shareholders generally, is set forth in the materials filed by Symetra with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements.

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

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